Exhibit 10.7

FORBEARANCE AGREEMENT II

            This FORBEARANCE AGREEMENT II (this “Agreement”), dated as of November 19, 2011, is by and among DAYBREAK OIL AND GAS, INC., a Washington corporation (“Daybreak”) and WELL WORKS, LLC, a Utah limited liability company (“Well Works”).

            WHEREAS, Daybreak and Well Works are parties to that certain Forbearance Agreement dated as of October 24, 2011 which contained a “Termination Date” of 11:59 p.m. Houston, Texas time on November 10, 2011; and

            WHEREAS, for good and sufficient consideration, that “Termination Date” was extended to November 18, 2011 by virtue of an Agreement signed by the parties hereto and dated as of November 11, 2011; and

            WHEREAS, on November 18, 2011, Daybreak wired the sum of Six Hundred Thousand Dollars ($600,000) to Well Works as a partial payment of the $853,581 owed by Daybreak to Well Works on said November 18, 2011; and

            WHEREAS, the non-payment of $253,581 by Daybreak to Well Works on November 18, 2011, constituted then and constitutes still a default under the Agreement of November 11, 2011, and said default leaves a remaining amount due of $253,581 payable to Well Works by Daybreak as of November 19, 2011; and

            WHEREAS, the parties hereto, given the above circumstances, have agreed to enter into this Agreement of November 19, 2011 which will re-publish and re-affirm all the representations, warranties, terms and conditions of the November 11, 2011 Forbearance Agreement and the October 24, 2011 Forbearance Agreement after reducing: (i) the total amount due to Well Works on November 18, 2011 from Daybreak by the $600,000 Daybreak payment of November 18, 2011; (ii) providing a new forbearance period running from November 19, 2011 to the new termination date of Tuesday, December 20, 2011; (iii) providing a fee for the new forbearance period; (iv) providing for legal fees; and (v) providing for interest at the default interest rate from November 19, 2011 to and including December 20, 2011. In addition, notice is hereby given that a late fee of $250,000 and a new default interest rate of 2% per month will be imposed in the event all amounts due hereunder have not been repaid on or before the new forbearance period termination date.

            NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.      As of November 19, 2011, Daybreak continues to owe Well Works the sum of $253,581.00.  (This number is arrived at by deducting the $600,000 payment Well Works received on Friday, November 18, 2011 from the $853,581.00 set forth as the total payments due in Section 5 of the Agreement between the parties dated as of November 11, 2011.)

2.  Well Works agrees to a new Forbearance Period for Daybreak running from Saturday, November 19, 2011 through and including the Termination Date of Tuesday, December 20, 2011 at 11:59 p.m. Houston, Texas time. During this new Forbearance Period, Well Works agrees to forbear from exercising its rights and remedies under the Note and the other Loan Documents enumerated in the Agreement between the parties, signed and entered into as of October 24, 2011 and the Agreement between the parties signed and entered into as of November 11, 2011, including, without limitation, accelerating repayment of the Note and other obligations outstanding under the referenced Loan Documents.

3.  The cost to Daybreak for this new Forbearance Period is 20% of the remaining amount due ($253,581) as of November 19, 2011 or $50,716 plus legal fees of $4,000. In addition, interest is payable on the entire balance of $308,297 for the thirty-day period at the default interest rate of 18% per annum, resulting in an interest amount of $4,561 for a total of $312,858 due on or before the Termination Date of December 20, 2011 under this new Forbearance Period.

4.   If the amount of $312,858 is not paid by Daybreak to Well Works on or before the Termination Date of December 20, 2011, under this new Forbearance Period, there shall be a late fee of Two Hundred and Fifty Thousand Dollars ($250,000), owed by Daybreak to Well Works and an increase in the default interest rate payable by Daybreak to Well Works from 18% per annum to 24% per annum (2% per month) until all amounts have been repaid.  With the late fee of $250,000 included, and added to the $312,858 referenced above, the total amount due and payable by Daybreak to Well Works, on and after Wednesday, December 21, 2011, will be $562,858. The daily interest amount on and after said December 21, 2011, will be $370.

5. The parties further agree that the Technical and Consulting Services Agreement, dated September 17, 2010, by and between Daybreak and Well Works shall have its term extended until December 20, 2012.

6.   All representations, warranties, terms and conditions of the Forbearance Agreement dated as of October 24, 2011 as well as the Forbearance Agreement dated as of November 11, 2011, included but not limited to, the Representations and Warranties of Daybreak in Sections 2, 3, 4, 5 (less the $600,000 payment by Daybreak on November 18, 2011), 6, 7,  8, 9, 10, 11 and 13 and Exhibit A (less the $600,000 payment by Daybreak on  November 18, 2011) as well as Exhibit B, all as set forth in the Forbearance Agreement dated as of November 11, 2011,   are hereby republished and reaffirmed by this Agreement. It is acknowledged by Well Works that the payment of $600,000 by Daybreak to Well Works has been received as a partial payment of the amount due on said November 18, 2011 to Well Works

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first written above.

                                                                        DAYBREAK OIL AND GAS, INC.

                                                                        By: /s/ JAMES F. WESTMORELAND
                                                                                       Name: James F. Westmoreland

                                                                           Title:   President and CEO

WELL WORKS, LLC

                                                                        By: /s/ ERIC B. HALE

                                                                           Name: Eric B. Hale

                                                                           Title:   Managing Member